SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               December 30, 2005
                               -----------------
                Date of Report (Date of Earliest Event Reported)


                                EQUITY INNS, INC.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)


       Tennessee                       01-12073                   62-1550848
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                            7700 Wolf River Boulevard
                          Germantown, Tennessee 38138
                          ---------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (901) 754-7774
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                                      N/A
                                      ---
          (Former Name or Former Address, if Changed Since Last Report)


            Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule l425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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  Item 2.06    Material Impairments

  On December 30, 2005, the Company determined, based on estimated net realizable value, that impairments existed for two hotel properties and a parcel of land located in Sandy, Utah and held for potential development. The two hotels include a 130-room Hampton Inn located in Atlanta, Georgia and a 122-room Hampton Inn located in Chapel Hill, North Carolina. The two hotels have an average age of 18 years.

  As a result of this analysis and in accordance with generally accepted accounting principles, the Company expects to record a $4.3 million non-cash impairment charge in the fourth quarter 2005 relating to these assets.

Item 7.01      Regulation FD Disclosure

The Company issued a press release on January 6, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statement and Exhibits

               (c) Exhibits. Exhibit 99.1 is being furnished herewith.

               Exhibit       Description
               -------       -----------

               99.1          Press release, dated January 6, 2006





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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EQUITY INNS, INC.



January 6, 2006               /s/J. Mitchell Collins
---------------               --------------------------------------------------
                              J. Mitchell Collins
                              Executive Vice President, Chief Financial Officer,
                              Treasurer and Secretary



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                                  EXHIBIT INDEX


Exhibit Number         Exhibit
--------------         -------

99.1                   Press Release dated January 6, 2006